EXHIBIT 10.19










                               OPERATING AGREEMENT

                                       OF

                          SCOTTSDALE THOMPSON PEAK, LLC
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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS.....................................................1

     1.1       Definitions.....................................................1

ARTICLE II     FORMATION OF THE LIMITED LIABILITY COMPANY......................5

     2.1       General.........................................................5

     2.2       Name............................................................5

     2.3       Purposes and Powers.............................................5

     2.4       Registered Office...............................................5

     2.5       Statutory Agent.................................................5

     2.6       Term............................................................5

ARTICLE III    CAPITAL CONTRIBUTIONS...........................................6

     3.1       Capital Contributions...........................................6

     3.2       Units...........................................................7

     3.3       Use of Capital Contributions....................................7

     3.4       No Unauthorized Withdrawals of Capital Contributions............7

     3.5       Return of Capital...............................................7

ARTICLE IV     MANAGEMENT......................................................7

     4.1       Management by the Manager - General.............................7

     4.2       Prohibited Acts.................................................9

     4.3       Reliance Upon Actions by the Manager............................9

     4.4       Manager, Tenure, Qualifications and Manner of Acting...........10

     4.5       Resignation....................................................10

     4.6       Removal........................................................10

     4.7       Vacancies......................................................10

     4.8       Independent Activities.........................................10

     4.9       Salary and Expenses............................................10

ARTICLE V      PAYMENTS and DISTRIBUTIONS.....................................10

     5.1       Payment of the Non-Member Loans................................10

     5.2       Distributions of Net Available Cash Flow.......................10

     5.3       Distributions in Liquidation...................................11

     5.4       Amounts Withheld...............................................11

     5.5       State Law Limitation on Distributions..........................11

     5.6       Inclusion of Unit Holder.......................................11

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ARTICLE VI     ALLOCATION OF PROFITS AND LOSSES...............................11

     6.1       Profit and Loss Allocations....................................11

     6.2       Tax Allocations................................................11

ARTICLE VII    LIABILITIES, RIGHTS AND OBLIGATIONS OF MEMBERS.................12

     7.1       Limitation of Liability........................................12

     7.2       Access to Company Records......................................12

     7.3       Authority to Bind the Company, Management Authority............12

     7.4       Waiver of Action for Partition.................................13

     7.5       Cooperation With Tax Matters Partner...........................13

     7.6       Acknowledgment of Liability for State and Local Taxes..........13

     7.7       Limitation On Bankruptcy Proceedings...........................13

     7.8       Voting Rights..................................................13

     7.9       Voting Procedure...............................................13

     7.10      Meetings of Members............................................13

ARTICLE VIII   LIABILITY, EXCULPATION AND INDEMNIFICATION.....................14

     8.1       Liability......................................................14

     8.2       Exculpation....................................................14

     8.3       Indemnification................................................14

ARTICLE IX     BOOKS AND RECORDS, REPORTS, TAX ACCOUNTING, BANKING............15

     9.1       Books and Records..............................................15

     9.2       Reports to Members.............................................16

     9.3       Tax Matters....................................................16

     9.4       Bank Accounts..................................................17

ARTICLE X      ADMISSIONS AND WITHDRAWALS.....................................17

     10.1      Admission of Member............................................17

     10.2      Right to Withdraw..............................................18

     10.3      Rights of Withdrawn Member.....................................18

ARTICLE XI     TRANSFERABILITY................................................18

     11.1      General........................................................18

     11.2      Permitted Transfers............................................18

     11.3      Conditions To Permitted Transfer...............................18

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     11.4      Right of First Refusal.........................................19

     11.5      Admission As Substitute Member.................................20

     11.6      Rights As Assignee.............................................21

     11.7      Prohibited Transfers...........................................21

     11.8      Marital Dissolution or Legal Separation........................21

     11.9      Legends........................................................22

     11.10     Distributions in Respect of Transferred Units..................22

     11.11     Inclusion of Unit Holders......................................22

ARTICLE XII    DISSOLUTION AND TERMINATION....................................23

     12.1      Dissolution....................................................23

     12.2      Notice of Winding Up...........................................23

     12.3      Liquidation, Winding Up and Distribution of Assets.............23

     12.4      Deficit Capital Accounts.......................................24

     12.5      Articles of Termination........................................24

     12.6      Return of Contribution Non-Recourse to Other Members...........24

     12.7      In Kind Distributions..........................................24

     12.8      Inclusion of Unit Holder.......................................24

ARTICLE XIII   FUNDING AND LOANS..............................................24

     13.1      Funding for Acquisition of Company Property....................24

     13.2      Bank Loan Guaranty.............................................25

     13.3      Allianz Loan Non-Recourse Carve Outs...........................25

     13.4      Substitute Guarantor...........................................25

ARTICLE XIV    MISCELLANEOUS PROVISIONS.......................................25

     14.1      Notices........................................................25

     14.2      Governing Law..................................................25

     14.3      Entire Agreement; Amendments...................................25

     14.4      Additional Documents and Acts..................................26

     14.5      Headings.......................................................26

     14.6      Severability...................................................26

     14.7      Heirs, Successors, and Assigns.................................26

     14.8      Creditors and Other Third Parties..............................26

     14.9      Section, Other References......................................26

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     14.10     Authority to Adopt Agreement...................................26

     14.11     Counterparts...................................................27


APPENDIX A     SPECIAL TAX AND ACCOUNTING PROVISIONS.........................A-1

     A.1       Accounting Definitions........................................A-1

     A.2       Special Allocations...........................................A-4

     A.3       Curative Allocations..........................................A-6

     A.4       General Allocation Rules......................................A-6

     A.5       Recharacterization of Fees or Distributions...................A-7

     A.6       Recapture of Deductions and Credits...........................A-7

                                      (iv)
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                               OPERATING AGREEMENT
                                       OF
                          SCOTTSDALE THOMPSON PEAK, LLC

     THIS OPERATING AGREEMENT (this "AGREEMENT"), is entered into on __________, 2002, by and among STRATFORD AMERICAN CORPORATION, an Arizona Corporation ("STRATFORD"), GOLDEN GATE APARTMENTS, LTD., L.P., a California Limited
Partnership ("GOLDEN GATE"), AURIGA PROPERTIES, INC., an Arizona Corporation ("AURIGA"), and DONALD R. DIAMOND, as Family Trustee of The DRD-97 Trust under Agreement dated August 8, 1997 ("DRD"), as members of the Company (collectively the "MEMBERS") and Stratford as manager of the Company (the "MANAGER").

     For the consideration of their mutual covenants hereinafter set forth, the Members and Manager hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. Appendix A hereof sets forth the definitions of certain terms relating to the maintenance of capital accounts and accounting rules. In addition, the following terms used in this Agreement shall have the following meanings:

          "ACT" means the Arizona Limited Liability Company Act, Chapter 4 of Title 29, Arizona Revised Statutes.

          "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with another Person. "Control," "controlled" and "controlling" shall mean the power to direct or cause the direction of the management and policies of a Person and shall be deemed to exist if any Person directly or indirectly owns, controls, or holds the power to vote fifty percent (50%) or more of the voting securities of such other Person.

          "ALLIANZ" means Allianz Life Insurance Company of North America.

          "ALLIANZ GUARANTY" means as set forth in Section 13.3.

          "ALLIANZ LOAN" means the Twenty Million Dollar ($20,000,000.00) loan to the Company from Allianz, secured by a first lien on the Company Property.

          "BANK LOAN" means as set forth in the definition of Mezzanine Loans below.

          "CAPITAL ACCOUNT" means as defined in Section A.1 of Appendix A.

          "CAPITAL CONTRIBUTION" means any contribution to the capital of the Company whenever made.

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          "CODE" means the Internal  Revenue Code of 1986,  as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

          "COMPANY" means Scottsdale Thompson Peak, LLC, an Arizona limited liability company.

          "COMPANY PROPERTY" means that certain land, building and improvements located at 20225 N. Scottsdale Road, Scottsdale, Arizona, the legal description of which is set forth on Exhibit A attached hereto and made a part hereof.

          "COVERED PERSON" means a Member, the Manager, an Affiliate and, directly or indirectly, the respective officers, directors, shareholders, partners, members, trustees, beneficiaries, employees, representatives or agents of a Member, the Manager, or an Affiliate.

          "DEFAULT INTEREST RATE" means the rate per annum equal to The WALL STREET JOURNAL prime rate of interest as quoted in the Money Rates section of The WALL STREET JOURNAL.

          "DELINQUENT MEMBER" means as set forth in Section 3.1.

          "DEPRECIATION" means as set forth in Section A.1 of Appendix A.

          "DIAMOND LOAN" means as set forth in the definition of Mezzanine Loans below.

          "DISABLING CONDUCT" means fraud, a willful violation of this Agreement after notice and an opportunity to cure, or gross negligence in the performance of duties.

          "DISPOSING MEMBER" means as set forth in Section 11.4(b).

          "DISPOSITION NOTICE" shall mean as set forth in Section 11.4(b).

          "DISSOLUTION NOTICE" shall mean as set forth in Section 11.8(b).

          "DVI" means Diamond Ventures, Inc, an Arizona corporation.

          "FINANCIAL COVENANTS" means as set forth in Section 13.3.

          "FISCAL YEAR" means the Company's taxable year, which shall be a calendar year except as otherwise required by law.

          "GROSS AVAILABLE CASH FLOW" means, with respect to any period, the Company's gross cash receipts derived from any source whatsoever that may be used to pay or establish reserves for Company expenses, debt payments and accrued interest, including principal and interest payments on Non-Member Loans and loans made to the Company by the Members, contingencies, proposed acquisitions and other transactions, as determined by the Manager.

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          "GUARANTEED  REPAYMENTS" means any repayments by JDMD and DVI of up to
$1,250,000 each of their equally shared guaranteed portions of not more than $2,500,000 of the Bank Loan.

          "INITIAL MEMBERS" means the undersigned Members.

          "JDMD" means JDMD Investments, L.L.C., an Arizona limited liability company.

          "LENDING MEMBER" means as set forth in Section 3.1.

          "LIQUIDATING TRANSACTION" means a sale or other disposition of all or substantially all of the assets of the Company that the Manager designates as a Liquidating Transaction.

          "LOSSES" means as set forth in Section A.1 of Appendix A.

          "MANAGEMENT AGREEMENT" means the written agreement now or hereafter entered into between the Manager and the Company to manage the Company Property.

          "MANAGER"   means   Stratford   American   Corporation,   an   Arizona
Corporation.

          "MEMBER" means (a) the Initial Members until such time, if any, that any such Person becomes a Withdrawn Member, (b) any Person acquiring Units directly from the Company in accordance with this Agreement until such time, if any, that any such Person becomes a Withdrawn Member, and (c) any Person who acquires Units in the Company in a Permitted Transfer and who is deemed, or is admitted as, a Substitute Member until such time, if any, that such Person becomes a Withdrawn Member.

          "MEZZANINE LOANS" means loans not secured by the Company Property (but which may be secured by the Members' Percentage Interest), and any renewals, modifications or replacements thereof, totaling not more than the principal sum of $5,000,000, at an interest rate not to exceed 12% per annum, such loans initially to be obtained either from Diamond Ventures, Inc., an Arizona corporation, or an Affiliate thereof ("DIAMOND LOAN"), and/or from a bank or other lending institution ("BANK LOAN"); provided, that in no event shall the Diamond Loan exceed the principal sum of $1,800,000. The repayment of not more than $2,500,000 of the Bank Loan may be equally guaranteed by JDMD and DVI up to $1,250,000 each.

          "NET AVAILABLE CASH FLOW" means, with respect to any period, the Company's gross cash receipts derived from any source whatsoever, reduced by the portion thereof used to pay or establish reserves for all Company expenses, debt payments and accrued interest (including principal and interest payments on Non-Member Loans and loans made to the Company by the Members), contingencies, and proposed acquisitions, as determined by the Manager. "Net Available Cash
Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances.

          "NON-DISPOSING MEMBERS" shall mean as set forth in Section 11.4(b).

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          "NON-MEMBER  LOANS" means the Allianz Loan, the Mezzanine  Loans,  and any other loan obtained on behalf of the Company from a Person who is not a Member.

          "PERCENTAGE INTEREST" means at any particular time the percentage interest of each Member or Unit Holder of the Company and determined with respect to a particular Member or Unit Holder at any particular time by dividing the number of Units owned by such Member or Unit Holder by the aggregate number of outstanding Units.

          "PURCHASE NOTICE" shall mean as set forth in Section 11.8(c).

          "PERMITTED TRANSFER" means a transfer as defined in Section 11.2.

          "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, association or other legal entity.

          "PROFITS"  means as the  profits of the  Company as defined in Section
A.1 of Appendix A.

          "SPECIAL PURCHASE RIGHT" shall mean as set forth in Section 11.8(a).

          "RETAINED LIABILITIES" means as set forth in Section 13.3.

          "SUBSTITUTE MEMBER" means a Person who acquires Units from a Member and who satisfies all of the conditions of Section 11.5.

          "TAXING JURISDICTION" means any state, local, or foreign government that collects tax, interest, and penalties, however designated, on any Member's share of income or gain attributable to the Company.

          "TAX  MATTERS  PARTNER"  means the  Person so  designated  in  Section
9.3(d).

          "TRANSFER" means when used as a noun, any voluntary or involuntary sale, assignment, gift, transfer, or other disposition and when used as a verb, voluntarily or involuntarily to sell, assign, gift, dispose, or otherwise transfer.

          "TREASURY REGULATIONS" means the Regulations issued by the Treasury Department under the Code.

          "UNANIMOUS CONSENT" means the written consent of all of the Members.

          "UNIT" means the economic interest in the Company acquired by a Member or Unit Holder representing the economic rights of a Member or Unit Holder and the Member's or Unit Holder's permitted assignees and successors to share in distributions of cash and other property from the Company pursuant to the Act and this Agreement, together with the Member's or Unit Holder's distributive share of the Company's Profits and Losses.

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          "UNIT  HOLDER" means a Person who owns Units of the Company but who is not a Member including, except as otherwise provided herein, a Member who becomes a Withdrawn Member.

          "WITHDRAWAL  EVENT"  means those  events and  circumstances  listed in
Section 29-733 of the Act.

          "WITHDRAWN MEMBER" means a Member following the occurrence of a Withdrawal Event with respect to such Member.

                                   ARTICLE II

                   FORMATION OF THE LIMITED LIABILITY COMPANY

     2.1 GENERAL. The Company has been formed pursuant to the Act and the terms of this Agreement, effective upon the filing of the Articles of Organization for the Company with the Arizona Corporation Commission. The Members shall execute and acknowledge any and all certificates and instruments and do all filing, recording, and other acts as may be necessary or appropriate to comply with the requirements of the Act relating to the formation, operation, and maintenance of the Company in accordance with the terms of this Agreement.

     2.2 NAME. The name of the Company shall be "Scottsdale Thompson Peak, LLC" and the business of the Company shall be carried on in this name with such variations and changes as the Manager in its sole discretion deems necessary or appropriate to comply with requirements of the jurisdictions in which the Company's operations shall be conducted.

     2.3 PURPOSES AND POWERS. The business purpose of the Company shall be to transact any lawful business as may be authorized under the Act; provided, however, that the Company shall be a "single asset entity" with respect to the Company Property and the funds for or generated by the Company Property. Without limiting the foregoing, the Company shall be engaged in the business of owning, leasing, operating, maintaining and otherwise dealing with the Company Property.

     2.4 REGISTERED OFFICE. The registered office shall be located at 2400 E. Arizona Biltmore Circle, Bldg. 2, Suite 1270, Phoenix, Arizona 85016. The Manager shall be authorized to change the location of the registered office of the Company; provided, however, that such change is authorized under the Act and the Manager provide written notice of such change to all of the Members.

     2.5 STATUTORY AGENT. The statutory agent for service of process on the Company in the State of Arizona is Mel L. Shultz, 2400 E. Arizona Biltmore Circle, Bldg. 2, Suite 1270, Phoenix, Arizona 85016.

     2.6 TERM. The term of the Company commenced on the filing of the Articles of Organization for the Company and shall not expire except in accordance with the provisions of Article XII hereof or in accordance with the Act.

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                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

     3.1 CAPITAL CONTRIBUTIONS. The Initial Members of the Company contributed or caused to be contributed to the capital of the Company their respective undivided interests in the Company Property identified in Exhibit B. If the Manager determines (i) that the Company requires cash contributions to capital in order to pay when due the obligations and expenses of the Company or otherwise to accomplish the Company's purposes, and (ii) that the Company cannot otherwise satisfy such capital needs through Non-Member Loans or loans from Members, then each Member shall contribute such Member's share in proportion to the number of Units held by such Member of such additional cash contributions in the amount(s) and date(s) on which such additional contributions are needed.

     If a Member fails to make any required Capital Contribution, the Company may exercise, on notice to that Member (the "DELINQUENT MEMBER"), one or more of the following remedies:

          (a) taking such action, at the cost and expense of the Delinquent Member, to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default, together with interest on that amount at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made;

          (b) permitting the Members, in proportion to their Percentage Interests or in such other percentages as they may agree (the "LENDING MEMBER", whether one or more), to advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

               (i) the sum advanced constitutes a loan from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member;

               (ii) the unpaid principal balance of the loan and all accrued unpaid interest is due and payable on the tenth day after written demand by the Lending Member to the Delinquent Member;

               (iii) the unpaid balance of the loan bears simple interest at the Default Interest Rate from the day that the advance is deemed made until the date that the loan, together with all accrued interest, is repaid to the Lending Member;

               (iv) all amounts distributable by the Company to the Delinquent Member shall be paid to the Lending Member until the loan and all accrued interest have been paid in full;

               (v) the payment of the loan and accrued interest is secured by a security interest in the Delinquent Member's Units; and

               (vi) in addition to the other rights and remedies granted to it under this Agreement, the Lending Member has the right to take any action available at law or in equity, at the cost and expense of the Delinquent Member,

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to obtain payment from the  Delinquent  Member of the unpaid balance of the loan and all accrued and unpaid interest.

          (c) The Delinquent Member grants to the Company, and to the Lending Member with respect to any loans made to that Delinquent Member, as security, equally and ratably for the payment of all Capital Contributions that the Delinquent Member has agreed to make and the payment of all loans and interest accrued made by Lending Members to that Delinquent Member, a security interest in its Company Interest under the Uniform Commercial Code of the State of Arizona. On any default in the payment of a required Capital Contribution or in the payment of a loan or interest accrued, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona with respect to the security interest granted. Each Delinquent Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Manager or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 3.1(a). At the option of the Manager or the Lending Member, this Agreement or a copy of this Agreement may serve as a financing statement.

     3.2 UNITS. The total number of outstanding Units of the Company initially shall be 10,000. The name and address of each Initial Member and the initial number of Units held by each is set forth on Exhibit B hereto. Such list shall reflect any additional Units issued by the Company, any Units transferred in accordance with this Agreement, and any Person admitted as a Member. Members or Unit Holders who change their addresses following the issuance of Units shall advise the Company of any such change of address. Any reference to Exhibit B in this Agreement shall mean Exhibit B as amended to reflect any changes in the information specified herein. The Manager shall be authorized to issue certificates reflecting the number of Units held by each Member of the Company.

     3.3 USE OF CAPITAL CONTRIBUTIONS. All Capital Contributions shall be expended only in furtherance of the business purpose of the Company as set forth in Section 2.3 hereof.

     3.4 NO UNAUTHORIZED WITHDRAWALS OF CAPITAL CONTRIBUTIONS. No Member shall have the right to withdraw or to be repaid any of such Member's Capital Contributions, except as specifically provided in this Agreement.

     3.5 RETURN OF CAPITAL. Except as otherwise provided in this Agreement, no Member shall be entitled to the return of the Member's Capital Contributions to the Company. The Manager shall have no personal liability for the repayment of the Capital Contributions made by any Member, it being agreed that any return of Capital Contributions or Profits shall be made solely from the assets of the Company.

                                   ARTICLE IV

                                   MANAGEMENT

     4.1 MANAGEMENT BY THE MANAGER - GENERAL. The business and affairs of the Company shall be managed exclusively by the Manager. Subject to Section 4.2 below, the Manager shall have sole and unfettered discretion with respect to all

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determinations,  decisions,  consents,  approvals,  actions  and the like by the
Manager pursuant to this Agreement or under the Act. Without limiting the generality of the foregoing, in addition to the rights and obligations of the Manager provided for elsewhere in this Agreement and in the Management Agreement, the Members hereby authorize the Manager:

          (a) To open accounts in the name of the Company with banks and other financial institutions and designate, replace and remove from time to time all signatories on such bank accounts;

          (b) To invest Company funds temporarily in time deposits, short-term governmental obligations, commercial paper or other investments;

          (c) To pay all bills, invoices and expenses properly incurred by and on behalf of the Company;

          (d) To purchase policies of comprehensive general liability insurance and to purchase such other insurance coverage as the Manager shall determine to be necessary or desirable to insure the Members or to protect the Company's assets;

          (e) Subject to Section 4.2 below, to execute on behalf of the Company all agreements, contracts, instruments and documents including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, lease, mortgage or disposition of the Company's assets, assignments, bills of sale, leases, and any other instruments or documents in connection with the business of the Company;

          (f) To employ accountants, legal counsel, consultants, independent contractors and other Persons to perform services for the Company and to compensate them from Company funds;

          (g) To obtain the Allianz Loan and, subject to the restrictions imposed by the Allianz Loan, to obtain Mezzanine Loans, Non-Member Loans, and loans from Members, or Affiliates of the Members, on such terms as the Manager deems appropriate;

          (h) To comply with, or cause to be complied with, all provisions of the Act governing the administration of a limited liability company, including but not limited to, filing with the Arizona Corporation Commission any required and necessary amended Articles of Organization;

          (i) To act as "Tax Matters Partner" pursuant to Section 6231 of the Code, as provided in Section 9.3(d);

          (j) To keep all books of account and other records required by the Company, keep vouchers, statements, receipted bills and invoices and all other records, covering all collections, disbursements and other data in connection with the Company;

          (k)  To defend, compromise and settle claims against the Company;

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          (l)  Subject to any other requirements in this Agreement, to determine if and when the distributions shall occur to the Members;

          (m) To prepay in whole or in part, refinance, increase, modify, or extend any loans liabilities of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of the assets of the Company; and

          (n) To perform such other acts as are set forth herein or as the Manager determines necessary or appropriate in connection with the Company's business.

     4.2 PROHIBITED ACTS. The Manager shall not have authority to do any of the following acts on behalf of the Company:

          (a) Until the Diamond Loan is fully repaid and the obligations of JDMD and DVI for any Guaranteed Repayments of the Bank Loan are fully extinguished, or if any indebtedness owing to JDMD and DVI is converted to Units pursuant to Section 10.1(b) hereof, the Manager shall not sell, refinance or otherwise dispose of or encumber the Company Property without the Unanimous Consent of all the Members;

          (b) The Manager shall not file a petition in bankruptcy or seek the reorganization or the appointment of a receiver on behalf of the Company; and

          (c) The Manager shall not knowingly perform any act that contravenes the provisions of this Agreement.

     4.3 RELIANCE UPON ACTIONS BY THE MANAGER. Any Person dealing with the Company may rely without any duty of inquiry upon any action taken by the Manager on behalf of the Company. Any and all deeds, bills of sale, assignments, mortgages, deeds of trust, security agreements, promissory notes, leases, and other contracts, agreements or instruments executed by the Manager on behalf of the Company shall be binding upon the Company, and all Members agree that a copy of this provision may be shown to the appropriate parties in order to confirm the same. Without limiting the generality of the foregoing, any Person dealing with the Company may rely upon a certificate or written statement signed by the Manager as to:

          (a)  The identity of the Manager or any Member;

          (b)  The  existence  or   nonexistence  of  any  fact  or  facts  that
constitute a condition precedent to acts by the Manager or that are in any other manner germane to the affairs of the Company;

          (c) The Persons who are authorized to execute and deliver any instrument or documents on behalf of the Company; or

          (d) Any act or failure to act by the Company on any other matter whatsoever involving the Company or any Member.

     4.4  MANAGER, TENURE, QUALIFICATIONS AND MANNER OF ACTING.

          (a)  The  Manager   shall  hold  office   until  the  earlier  of  its
resignation or removal.

          (b) The Manager shall not be required to be a resident of the State of Arizona.

     4.5 RESIGNATION. The Manager may resign at any time by delivering written notice to all Members. The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall not affect the Manager's rights and liabilities as a Member, if applicable.

     4.6 REMOVAL. The Manager may be removed only by the Unanimous Consent of the Members.

     4.7 VACANCIES. Any vacancy occurring for any reason in the office of Manager may be filled by the Unanimous Consent of the Members.

     4.8 INDEPENDENT ACTIVITIES. The Manager and any Affiliate of a Manager may, notwithstanding this Agreement, engage in whatever activities such Person chooses without having or incurring any obligation to offer any interest in such activities to the Company or to any Member. Neither this Agreement nor any obligation undertaken pursuant hereto shall prevent the Manager or any Affiliate of a Manager from engaging in such activities, or require a Manager or any Affiliate of a Manager to permit the Company or any Member to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by a Manager and the admission of each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

     4.9 SALARY AND EXPENSES. The Manager shall be reimbursed for its expenses and receive reasonable compensation for services rendered in its capacity as the manager of the Company Property pursuant to the Management Agreement.

                                    ARTICLE V

                           PAYMENTS AND DISTRIBUTIONS

     5.1 PAYMENT OF THE NON-MEMBER LOANS. The Manager shall use the Gross Available Cash Flow of the Company and any other Company funds that the Manager determines appropriate to repay Non-Member Loans in accordance with the following priorities:

          (a) First, to the repayment of the accrued interest, and unpaid principal due on the Allianz loan; and

          (b) Second, to the repayment of the accrued interest and principal on the Mezzanine Loans in proportion to the amount due and owing to each lender.

     5.2  DISTRIBUTIONS  OF NET  AVAILABLE  CASH  FLOW.  Except as  provided  in
Article XII in connection with the dissolution of the Company, distribution of Net Available Cash Flow shall be made periodically as determined by Manager to the Members in proportion to the then outstanding Units held by such Member.

     5.3 DISTRIBUTIONS IN LIQUIDATION. Following the dissolution of the Company and the commencement of winding up and the liquidation of its assets, distributions to the Members shall be governed by Section 12.3.

     5.4 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Members for all purposes of this Agreement.

     5.5 STATE LAW LIMITATION ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Manager shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

     5.6 INCLUSION OF UNIT HOLDER. Except as otherwise provided herein, the term "Member" for purposes of this Article V shall include a Unit Holder.

                                   ARTICLE VI

                        ALLOCATION OF PROFITS AND LOSSES

     6.1 PROFIT AND LOSS ALLOCATIONS. After making any special allocations required under Appendix A, Profits and Losses for each fiscal year (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated among the Members (and credited to their respective Capital Accounts) in proportion to the outstanding Units held by such Member as of the first day of the fiscal year; provided, however, that if the number of Units held by any Member changes during any fiscal year, Profits and Losses for each month shall be allocated among Members in proportion to the number of Units each Member holds as of the first day of such month, and each Member's share of Profits and Losses for such Fiscal Year shall be equal to the sum of his share of the Profits and Losses for each month during the fiscal year.

     6.2  TAX ALLOCATIONS.

          (a) Except as otherwise provided in Section 6.2(b) hereof, for income tax purposes, all items of income, gain, loss, deduction and credit of the Company for any tax period shall be allocated among the Members in accordance with the allocation of Profits and Losses prescribed in this Article and Appendix A hereto.

          (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section A.1 of Appendix A hereto, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury the Regulations thereunder; provided, however, that unless otherwise determined by the Manager, the Company shall not adopt the Tradition Method with Curative Allocations as defined under Treas. Regs. Section 1.704-3(c) or the Remedial Allocation Method as defined under Treas. Reg. Section 1.704-3(d) that would require any Member to report any item of income or gain for Section 704(c) purposes that differs in amount or timing from the taxable income that the Company allocates to such Member under
Section 704(b). Allocations pursuant to this Section 6.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement.

          (c) The Members are aware of the income tax consequences of the allocations made by this Article and Appendix A hereto and hereby agree to be bound by the provisions of this Article and Appendix A hereto in reporting their distributive shares of the Company's taxable income and loss for income tax purposes.

          (d) TRANSFEROR - TRANSFEREE ALLOCATIONS. Income, gain, loss, deduction or credit attributable to any interest in the Company which has been transferred shall be allocated between the transferor and the transferee under any method allowed under Section 706 of the Code and the Treasury Regulations thereunder as agreed by the transferor and the transferee.

          (e) RIGHTS OF UNIT HOLDERS. If any Person who is not a Member acquires ownership of one or more Units, the term "Member" shall be construed to include such Unit Holder for purposes of this Article VI.

                                   ARTICLE VII

                 LIABILITIES, RIGHTS AND OBLIGATIONS OF MEMBERS

     7.1 LIMITATION OF LIABILITY. Each Member's liability for the debts and obligations of the Company shall be limited as set forth in the Act and other applicable law. The provisions of this Section 7.1 shall not be deemed to limit in any way the liabilities of any Member to the Company and to the other Members arising from a breach of this Agreement.

     7.2 ACCESS TO COMPANY RECORDS. Upon the written request of any Member, the Manager shall permit such Member, at a reasonable time to both the Manager and the Member, to inspect and copy, at the Member's expense, the Company records required to be maintained pursuant to Section 9.1.

     7.3 AUTHORITY TO BIND THE COMPANY, MANAGEMENT AUTHORITY. Unless authorized in writing to do so by this Agreement or by the Manager, no Member or group of Members shall have any power or authority to bind the Company in any way, to pledge the Company's credit, to render the Company liable for any purpose, or to otherwise engage in the management of the Company.

     7.4 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to Company Property or other assets of the Company.

     7.5 COOPERATION WITH TAX MATTERS PARTNER. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner in connection with the conduct of any proceedings involving the Tax Matters Partner.

     7.6 ACKNOWLEDGMENT OF LIABILITY FOR STATE AND LOCAL TAXES. To the extent that the laws of any Taxing Jurisdiction require, each Member requested to do so by the Manager shall submit an agreement indicating that the Member shall make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes, interest, and penalties attributable to the Member's income. If a Member fails to provide such agreement, the Company may withhold or pay over to such Taxing Jurisdiction the amount of tax, penalty, and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments shall be treated as distributions for purposes of
Article V.

     7.7 LIMITATION ON BANKRUPTCY PROCEEDINGS. No Member, without the consent of the Manager, shall file or cause to be filed any action in bankruptcy involving the Company.

     7.8 VOTING RIGHTS. The Members shall have the right to vote on the matters specifically reserved for their approval or consent set forth in this Agreement.

     7.9 VOTING PROCEDURE. In any circumstances requiring approval or consent by the Members, such approval or consent shall, except as otherwise provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Members, and conveyed in writing to the Manager not later than thirty (30) days after such approval or consent was requested by the Manager in a written notice directed to the Members; provided, however, that the Manager may require a response within a shorter period, but not less than fifteen (15) days after request by the Manager. Failure to respond within the requisite time period shall constitute a vote consistent with the Manager's recommendation with respect to the proposal if any. If the Manager receives the necessary approval or consent of the Members to such action, the Manager shall be authorized to implement such action without further authorization by the Members. Except as otherwise provided, each Member entitled to vote shall have a vote equal to the number of Units that the Member holds in the Company.

     7.10 MEETINGS OF MEMBERS. The Manager shall convene a meeting of the Members upon the request of any Member or Manager. Such meeting shall be held not later than ten (10) days following request therefor. Any meeting of Members shall be held at the registered office of the Company or at such other place as all of the Members shall unanimously agree. Any Member may participate in any meeting of Members by means of a conference telephone or similar communication equipment.

                                  ARTICLE VIII

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

     8.1 LIABILITY. Except as otherwise provided by the Act or pursuant to any agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

     8.2 EXCULPATION. No Covered Person shall be liable to the Company or any Member for any act or omission taken or suffered by such Covered Person in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interest of the Company and is within the scope of authority granted to such Covered Person by this Agreement; provided, however, that such act or omission is not in violation of this Agreement and does not constitute Disabling Conduct by the Covered Person.

     8.3  INDEMNIFICATION.

          (a) The Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("Claims"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Company, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "Proceeding"), whether civil or criminal (all of such Claims and amounts covered by this Section 8.3. and all expenses referred to in Section 8.3(c), are referred to as "Damages"), except to the extent that it shall have been determined ultimately that such Damages arose from Disabling Conduct of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement arose from a material violation of this Agreement by, or Disabling Conduct of, any Covered Person. Members shall not indemnify any Covered Person.

          (b) Expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's heirs, personal representatives, successors and assigns.

          (c) Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Company of its obligations under this Section 8.3 except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Company), the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Company to such Covered Person of the Company's election to assume the defense thereof, the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim.

                                   ARTICLE IX

               BOOKS AND RECORDS, REPORTS, TAX ACCOUNTING, BANKING

     9.1 BOOKS AND RECORDS. The Manager, at the expense of the Company, shall keep or cause to be kept adequate books and records for the Company, which contain an accurate account of all business transactions arising out of and in connection with the conduct of the Company, required by the Act. Additionally, at the expense of the Company, the Manager shall maintain or cause to be maintained the following records at the Company's registered office:

          (a) A list of the full name and last known business, residence, or mailing address of each Member, both past and present;

          (b) A copy of the Articles of Organization for the Company, and all amendments thereto;

          (c) Copies of the Company's currently effective Agreement and all amendments thereto, copies of any prior Agreements no longer in effect, and copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property, or services;

          (d) Copies of the Company's federal, state, and local income tax returns and reports for the six (6) most recent years;

          (e) Copies of financial statements of the Company, if any, for the six (6) most recent years;

          (f)  Minutes of every meeting of the Members;

          (g) Any written consents or approvals obtained from Members for actions taken by the Manager; and

          (h) Any written consents or approvals obtained from Members for actions taken by Members without a meeting.

     Any Member or its designated representative shall have the right, at any reasonable time, to have access to and may inspect and copy the contents of such books or records.

     9.2 REPORTS TO MEMBERS. Within a reasonable period after the end of each Fiscal Year, the Manager, at the expense of the Company, shall cause to be prepared and furnished to each Member an annual report containing a balance sheet as of the end of such Fiscal Year and statements of income and expense for the year then ended.

     9.3  TAX MATTERS.

          (a) The Members intend that the Company shall be operated in a manner consistent with its treatment as a limited liability company for federal and state income tax purposes. The Members shall not take any action inconsistent with this expressed intent. The Tax Matters Partner shall take no action to cause the Company to elect to be taxed as a corporation pursuant to Regulations
Section 301.7701-3(a) or any counterpart under state law. Each Member agrees not to make any election for the Company to be excluded from the application of the provisions of Subchapter K of the Code.

          (b) The Manager shall cause the accountants for the Company to prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. The Manager shall instruct the Company's accountants to prepare and deliver all necessary tax returns and information to each Member within a reasonable period following the end of each Fiscal Year.

          (c) The Manager may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined, or aggregate tax return reflecting the income of the Company, and pay the tax, interest, and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest, and penalties so paid.

          (d) Stratford is hereby designated as the Tax Matters Partner as defined in Section 6231 of the Code of the Company and shall be authorized and required to represent the Company in connection with all examinations of the Company's affairs by tax authorities (Federal, State and local), including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Any successor Tax Matters Partner shall be selected by the Manager.

          (e) The Manager may make the election provided under Section 754 of the Code and any corresponding provision of applicable state law.

          (f) If a Member reports a Company item on the Member's income tax return in a manner inconsistent with the tax return of the Company, the Member shall notify the Manager of such treatment before filing the Member's income tax return. If a Member fails to report such inconsistent reporting, the Member shall be liable to the other Members for any expenses, including professionals' fees, tax, interest, penalties, or litigation costs, that may arise as a consequence of such inconsistent reporting, such as an audit by a Taxing Jurisdiction.

     9.4 BANK ACCOUNTS. All funds of the Company shall be deposited in the name of the Company in an account or accounts maintained with such bank or banks selected by the Manager. The funds of the Company shall not be commingled with the funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized Persons on behalf of the Company.

                                    ARTICLE X

                           ADMISSIONS AND WITHDRAWALS

     10.1 ADMISSION OF MEMBER.

          (a) Except as provided in paragraph (b) of this Section, Persons may be admitted as Members as a result of the issuance of Units only with Unanimous Consent. Additionally, no Person shall be admitted as a Member of the Company after the date of formation of the Company as a result of a Transfer of Units, except in accordance with Section 11.5.

          (b) If the Company defaults on the repayment of the Mezzanine Loans (i.e., the Diamond Loan and the Bank Loan) resulting in JDMD and DVI making their equally shared Guaranteed Payments of the Bank Loan, the indebtedness owing to JDMD and DVI will be converted to Units in the Company as follows:

               (i) JDMD will be added as a Member having 2,387 Units (a 23.87% interest) in the Company;

               (ii) DVI will be added as a Member having 5,824 Units (a 58.24% interest) in the Company;

               (iii) Stratford's 8,000 Units will be reduced to 1,431 Units (reduced to 14.31% interest);

               (iv) Golden Gate's 1,300 Units will be reduced to 233 Units (reduced to 2.33% interest) in the Company;

               (v) Auriga's 300 Units will be reduced to 54 Units (reduced to ..54% interest) in the Company; and

               (vi) DRD's 400 Units will be reduced to 71 Units (reduced to .71% interest) in the Company.

If the Guaranteed Payments are not equally made by JDMD and DVI, or if the respective number of Units then held by the Initial Members are different than the number of Units initially set forth on Exhibit B hereto, then the conversion of such indebtedness into Units will be adjusted accordingly by the Manager.

     10.2 RIGHT TO WITHDRAW. A Member may withdraw from the Company at any time by mailing or delivering a written notice of withdrawal to the Manager. If the withdrawing Member is a Manager, such Member may withdraw by mailing or delivering a written notice of withdrawal to the Company and to the other Members at their last known addresses set forth in Exhibit B.

     10.3 RIGHTS OF WITHDRAWN MEMBER. Upon the occurrence of a Withdrawal Event with respect to a Member, the Withdrawn Member (or the Withdrawn Member's personal representative or other successor if applicable) shall cease to have any rights of a Member, except the right to receive distributions occurring at the times and equal in amounts to those distributions the Withdrawn Member would otherwise have received if a Withdrawal Event had not occurred. If there are no remaining Members, distributions to any Withdrawn Member shall be governed by
Section 12.3.

                                   ARTICLE XI

                                 TRANSFERABILITY

     11.1 GENERAL. No Member shall be authorized to Transfer all or a portion of such Member's Units unless the Transfer constitutes a Permitted Transfer.

     11.2 PERMITTED TRANSFERS. Subject to the conditions and restrictions set forth in Section 11.3, a Transfer of a Member's Units shall constitute a Permitted Transfer provided that:

          (a)  The Transfer is made to another Member; or

          (b)  The Transfer is made to an Affiliate of DVI; or

          (c) The Transfer is made following compliance with the terms of the right-of-first refusal set forth in Section 11.4.

     11.3 CONDITIONS TO PERMITTED TRANSFER. A Transfer shall not be treated as a Permitted Transfer unless all of the following conditions are satisfied:

          (a) The transferor and the transferee reimburse the Company for all costs that the Company incurs in connection with such Transfer;

          (b) The Transfer does not cause the Company to "terminate" for federal income tax purposes unless all of the Members consent in writing to waive this condition;

          (c) The Transfer does not cause the Company to become a "publicly traded partnership" within the meaning of Code Section 7704(b);

          (d) The Units which are the subject of the Transfer are registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or alternatively, counsel for the Company furnishes an opinion that such Transfer is exempt from all applicable registration requirements or that such Transfer will not violate any applicable securities laws; and

          (e) The transferor and the transferee agree to execute such documents and instruments necessary or appropriate in the discretion of the Manager to confirm such Transfer.

     The transferee of Units in a Permitted Transfer under Section 11.2(a) shall automatically become a Substitute Member unless the transferor determines to the contrary. If the transferee of Units in a Permitted Transfer shall not become a Substitute Member, the transferee shall have only the rights set forth in
Section 11.6 hereof.

     11.4 RIGHT OF FIRST REFUSAL.

          (a) GENERAL. If any Member desires to Transfer all or a portion of the Member's Units to any Person who is not a Member or an Affiliate of DVI, such Transfer shall not constitute a Permitted Transfer unless such Member shall afford the Company and the other Members a right-of-first-refusal pursuant to this Section 11.4.

          (b) NOTICE. A Member desiring to Transfer Units shall first provide to the other Members and the Company at least one hundred twenty (120) days' prior written notice of the Member's intention to make a Transfer of Units (the "DISPOSITION NOTICE"). The Member desiring to Transfer Units shall be known as the "DISPOSING MEMBER" and the other Members shall be known as the "NON-DISPOSING MEMBERS" for purposes of this Agreement. In the Disposition Notice, the Disposing Member shall specify the price at which the Units are proposed to be sold or transferred, the portion of the Disposing Member's Units to be sold or transferred, the identity of the proposed purchaser or transferee, and the terms and conditions of the proposed Transfer.

          (c) OPTION TO COMPANY. The Company may elect within sixty (60) days after receiving the Disposition Notice, to purchase some or all of the Units proposed to be transferred by the Disposing Member at the proposed price as contained in the Disposition Notice. The terms and conditions of the purchase by the Company shall be the terms and conditions of the proposed Transfer as set forth in the Disposition Notice. Any purchase pursuant to the foregoing alternative method shall be made in cash within ninety (90) days after receiving the Disposition Notice.

          (d) OPTIONS TO MEMBERS. If the Company does not purchase all of the Disposing Member's Units covered by the Disposition Notice, the remaining Units may be purchased by the Non-Disposing Members on the same terms and at the same price available to the Company. Each Non-Disposing Member shall have the option to purchase that portion of the Disposing Member's Units that is necessary to maintain the Member's Percentage Interest vis-a-vis the other Non-Disposing Members. If any Non-Disposing Member does not purchase the portion of the Units available to such Member, the remaining Units will then be available for purchase by the other Non-Disposing Members in proportion to their respective Percentage Interests.

          (e) TIMING. If the Company decides to purchase less than all of the Units offered by the Disposing Member, within thirty (30) days after the Company reaches such decision, and, in any event, at the expiration of the first sixty
(60) days of the notice period specified in Section 11.4(b), the Company shall so notify each Non-Disposing Member. The notice shall state that the Company did not exercise its option to purchase all of the Disposing Member's Units offered pursuant to the Disposition Notice and shall contain appropriate information concerning the Non-Disposing Members' options to purchase all or any part of the remaining Units offered by the Disposing Member. Each Non-Disposing Member must give written notice to the Disposing Member and the other Non-Disposing Members of the exercise of such Member's option to acquire the Member's portion of such Units within the first eighty (80) days of the notice period. If any Non-Disposing Member does not elect to purchase all of the portion of the Units available to such Member, the remaining Non-Disposing Members shall be entitled to purchase such Units in accordance with Section 11.4(d) by giving written notice to the Disposing Member and the other Non-Disposing Members within the first ninety (90) days of the notice period.

          (f) CONDITION TO ELECTING OPTION. The options set forth in Sections 11.4(c) and 11.4(d) shall be subject to the condition that in no event shall less than one hundred percent (100%) of the Units proposed to be disposed of by the Disposing Member be purchased in the aggregate by the Company and the Non-Disposing Members.

          (g) TRANSFER TO THIRD PARTY. If neither the Company nor the Non-Disposing Members shall have purchased all of the Disposing Members' Units covered by the Disposition Notice as provided in the foregoing subsections of this Section 11.4 within the first ninety (90) days of the notice period, the Disposing Member may, provided the conditions of Section 11.3 are satisfied, sell its remaining Units to Persons other than the Company and the Non-Disposing Members, provided that any disposition must be made on the terms and conditions and to the party specified in the Disposition Notice and must be consummated within the one hundred twenty (120) day notice period.

          (h)  TRANSFER  OF RIGHTS TO  ASSIGNEE.  If the  Transfer  entails  the
Transfer of all of Disposing Member's Units and there shall be only one Non-Disposing Member, such Member shall have the right to assign to any Person the rights otherwise available to the Non-Disposing Member pursuant to this
Section 11.4.

     11.5 ADMISSION AS SUBSTITUTE MEMBER.

          (a) Except as otherwise provided in paragraph (b) of this Section 11.5, a transferee of Units who is not a Member shall be admitted to the Company as a Substitute Member only upon satisfaction of the following conditions:

               (i) The Units with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

               (ii) The transferee becomes a party to this Agreement and executes such documents and instruments as the Members determine are necessary or appropriate to confirm such transferee as a Member and such transferee's agreement to be bound by the terms of this Agreement; and

               (iii) The Members (defined for this purpose by excluding the Disposing Member) give their Unanimous Consent to the admission of the transferee as a Substitute Member, which may be given or withheld for any reason or for no reason.

          (b)  A  transferee  of Units in a Permitted  Transfer  under  Sections
11.2(a) shall automatically become a Substitute Member unless the transferor directs in writing to the contrary.

     11.6 RIGHTS AS ASSIGNEE. A Person who acquires Units (other than a Person who was a Member before such acquisition) but who is not admitted to the Company as a Substitute Member shall have only the right to receive the distributions and allocations of Profits and Losses to which the Person would have been entitled under this Agreement with respect to the transferred Units, but shall have no right to participate in the management of the Company, no right to inspect the books and records of the Company, and no other rights accorded to Members under this Agreement.

     11.7 PROHIBITED TRANSFERS. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force and effect whatsoever. In the case of an attempted Transfer that is not a Permitted Transfer, the Persons engaging in or attempting to engage in such Transfer shall be liable to and shall indemnify and hold harmless the Company from all loss, cost, liability and damages that the Company or any Member shall incur as a result of such attempted Transfer.

     11.8 MARITAL DISSOLUTION OR LEGAL SEPARATION.

     If the Company admits a Member that is an individual, then the following shall apply in connection with the dissolution of the marriage or the legal separation of such Member:

          (a) GRANT. The Company shall have the right (the "SPECIAL PURCHASE RIGHT"), exercisable at any time during the thirty (30) day period following the Company's receipt of the required Dissolution Notice under Section 11.8(b), to purchase from the Member's spouse, in accordance with the provisions of Section 11.8(c) any or all of the Member's Units which would otherwise be awarded to such spouse incident to the dissolution of marriage or legal separation in settlement of any community property or other marital property rights such spouse may have or obtain in the Member's Units. The Special Purchase Rights shall not apply to any Units retained by the Member.

          (b) NOTICE OF DECREE OR AGREEMENT. Each Member shall promptly provide the Company with written notice (the "DISSOLUTION NOTICE") of (i) the entry of any judicial decree or order resolving the property rights of the Member and the Member's spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between Member and the Member's spouse, which provides for the award to the spouse of any Units in settlement of any community property or other marital property rights such spouse may have in such Units.

          (c) EXERCISE OF SPECIAL PURCHASE RIGHT. The Special Purchase Right shall be exercisable by delivery of written notice (the "PURCHASE NOTICE") to the Member and the Member's spouse within thirty (30) days after the Company's receipt of the Dissolution Notice. The Purchase Notice shall indicate the date the purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the amount which the Company proposes to pay for the Units. If the Member's spouse does not agree to the amount proposed to be paid by the Company, then the price to be paid shall be the fair market value of the Units as determined by an independent appraiser mutually selected by the Company and the Member's spouse, and the purchase shall occur ten (10) business days following the completion of such valuation.

     11.9 LEGENDS. Each Member agrees that the following legend shall be placed upon any counterpart of this Agreement or any other instrument or document evidencing ownership of an:

          The Units represented by this document have not been registered under any securities laws and the transferability of such Units is restricted. Such Units may not be sold, assigned, gifted, transferred or otherwise disposed, nor will the vendee, assignee, beneficiary, or transferee be recognized as having acquired such Units for any purposes, unless (a) a registration statement under the Securities Act of 1933, as amended, with respect to such Units shall then be in effect and such has been qualified under all applicable state securities laws, or (b) the availability of an exemption from such registration and qualification shall be established to the satisfaction of counsel for the Company.

          The Units represented by this document are further subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Operating Agreement of the Company and agreed to by each Member of the Company. Said restriction provides, among other things, that generally no Units may be transferred to any Person who is not a Member without first offering such Units to the Company and the other Members, and that generally no beneficiary, transferee, or assignee shall have the right to become a "Substitute Member" without the consent of all other Members which consent may be given or withheld for any reason or for no reason.

     11.10 DISTRIBUTIONS IN RESPECT OF TRANSFERRED UNITS. If any Units in the Company are transferred during any accounting period in compliance with the provisions of this Article XI, all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.

     11.11 INCLUSION OF UNIT HOLDERS. For purposes of this Article XI, except in connection with the Unanimous Consent of the Members, the term "Member" shall also include a Unit Holder.

                                   ARTICLE XII

                           DISSOLUTION AND TERMINATION

     12.1 DISSOLUTION. The Company shall be dissolved upon the first to occur of any of the following events:

          (a)  The written agreement of all the Members;

          (b)  The  entry of a  decree  of  judicial  dissolution  under  A.R.S.
Section 29-785; or

          (c) The sale, exchange, or other disposition of all or substantially all the assets of the Company.

     The Company shall not be dissolved upon the occurrence of a Withdrawal Event with respect to any Manager or Member unless there is no remaining Member, taking into consideration for this purpose the provisions of A.R.S. Section 29-731.B.4.

     12.2 NOTICE OF WINDING UP. Promptly following the dissolution of the Company, the Manager (or such other Person designated by the Members) shall cause a "Notice of Winding Up" to be filed with the Arizona Corporation Commission in accordance with the Act.

     12.3 LIQUIDATION, WINDING UP AND DISTRIBUTION OF ASSETS. The Manager shall, upon dissolution of the Company, proceed to liquidate the Company's assets and properties, discharge the Company's obligations, and wind up the Company's business and affairs as promptly as is consistent with obtaining the fair value thereof. The proceeds of liquidation of the Company's assets, to the extent sufficient therefor, shall be applied and distributed as follows:

          (a) First, to the payment and discharge of all of the Company's debts and liabilities except those owing to Members in the order and priority set forth in Section 5.1 or to the establishment of any reasonable reserves for contingent or unliquidated debts and liabilities;

          (b) Second, to the payment of any accrued interest owing on any debts and liabilities owing to Members in proportion to the amount due and owing to each Member;

          (c) Third, to the payment of outstanding principal amounts owing on any debts and liabilities owing to Members in proportion to the amount due and owing to each Member;

          (d) Fourth, to the Members in accordance with the positive balance of each Member's Capital Account as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs, including any Capital Account adjustments associated with the allocation of Profits and Losses with respect to any sale, transfer or other taxable disposition of any Company property. Any such distributions to the Members in respect of their Capital Accounts shall be made within the time requirements of Section 1.704-1(b)(3)(ii)(b)(2) of the Regulations. If for any reason the amount distributable pursuant to this Section 12.3 shall be more than or less than the sum of all the positive balances of the Members' Capital

Accounts, the proceeds distributable pursuant to this Section 12.3 shall be distributed among the Members in accordance with the ratio by which the positive Capital Account balance of each Member bears to the sum of all positive Capital Account balances. Distributions required by this Section 12.3 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Manager arising out of or in connection with the Company. In such case, the assets of such trust shall be distributed to the Members from time to time, in the discretion of the Manager, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

     12.4 DEFICIT CAPITAL ACCOUNTS. No Member shall have any obligation to contribute or advance any funds or other property to the Company by reason of any negative or deficit balance in such Member's Capital Account during or upon completion of winding up or at any other time except to the extent that a deficit balance is directly attributable to a distribution of cash or other property in violation of this Agreement.

     12.5 ARTICLES OF TERMINATION. When all the remaining property and assets have been applied and distributed in accordance with Section 12.5 hereof, the Manager (or such other Person designated by the Members) shall cause "Articles of Termination" to be executed and filed with the Arizona Corporation Commission in accordance with the Act.

     12.6 RETURN OF CONTRIBUTION NON-RECOURSE TO OTHER MEMBERS. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Contributions. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against the Manager or any other Member.

     12.7 IN KIND DISTRIBUTIONS. A Member shall have no right to demand and receive any distribution from the Company in any form other than cash. However, a Member may be compelled to accept a distribution of an asset in kind if the Company is unable to dispose of all of its assets for cash.

     12.8 INCLUSION OF UNIT HOLDER. Except as otherwise provided herein, the term "Member" for purposes of this Article XII shall include a Unit Holder.

                                  ARTICLE XIII

                                FUNDING AND LOANS

     13.1 FUNDING FOR ACQUISITION OF COMPANY PROPERTY. Contemporaneously with the closing on the purchase of the Company Property, the funds for the payment of the purchase price, closing costs and other expenses involved in the estimated sum of $25,237,500 will be obtained as set forth in Paragraph 2 of the letter agreement dated September 27, 2002, between the Members. The shortfall amount of any increase in the estimated sum of $25,237,500, or any reduction in the $20 million Allianz Loan, will be obtained either (at Stratford's election) by (a) increasing the Bank Loan by such shortfall amount, or (b) by a separate loan of the shortfall amount to the Company by Stratford, bearing interest at 10% per annum, repayable pari passu with the repayment of the Bank Loan and the Diamond Loan.

     13.2 BANK LOAN GUARANTY. Notwithstanding anything to the contrary, JDMD and DVI will be obligated to guaranty up to $1,250,000 each, or a total of $2,500,000, of the Bank Loan, and Stratford shall be obligated to guaranty any portion of the Bank Loan over $2,500,000.

     13.3 ALLIANZ LOAN NON-RECOURSE CARVE OUTS. The Members recognize that, in order to obtain the Allianz Loan, JDMD has agreed to be personally liable for certain non-recourse exceptions regarding the Allianz Loan (collectively called the "RETAINED LIABILITIES"), and further has agreed to meet certain financial requirements (the "FINANCIAL COVENANTS"), all as more particularly set forth in that certain Guaranty Agreement between JDMD, Stratford and Allianz, dated as of the closing of the Allianz Loan (the "ALLIANZ GUARANTY"). If JDMD actually makes any of its guaranteed payments for the Allianz Loan Retained Liabilities under the Allianz Guaranty, the then Members of the Company will reimburse JDMD upon demand for their respective pro rata shares (equal to their then respective Percentage Interests in the Company) of the guaranteed payments made by JDMD, together with interest thereon at the Default Interest Rate from the date JDMD made such guaranteed payments until the date(s) of such reimbursement(s) by the Members.

     13.4 SUBSTITUTE GUARANTOR. Stratford shall use its best efforts to meet the Financial Covenants set forth in the Allianz Guaranty as soon as possible in order to be substituted in place of JDMD as guarantor under the Allianz Guaranty.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     14.1 NOTICES. Except as otherwise provided herein, any notice, demand, or communication required or permitted to be given to a Member by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the Member or, if sent by registered or certified mail, postage prepaid, addressed to the Member's address set forth in Exhibit A. Except as otherwise provided herein, any such notice shall be deemed to be given on the date on which the same was personally delivered or, if sent by registered or certified mail, on the third (3rd) day after such notice was deposited in the United States mail addressed as aforesaid.

     14.2 GOVERNING LAW. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Arizona.

     14.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the Members concerning the matters set forth herein, and may not be amended except by Unanimous Consent of the Members. Notwithstanding the foregoing, the Manager shall be authorized to make any amendments to this Agreement which, in the opinion of counsel to the Company, are necessary to maintain the status of the Company as a limited liability company for federal and state income tax purposes. In the event of any conflict between the provisions of this Agreement and the provisions of the letter agreement between the Members, dated September 27, 2002, the provisions of this Agreement shall prevail.

     14.4 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

     14.5 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

     14.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable and the remaining provisions of this Agreement will remain in full force and effect.

     14.7 HEIRS, SUCCESSORS, AND ASSIGNS. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement and by applicable law, their respective heirs, legal representatives, successors, and assigns.

     14.8 CREDITORS AND OTHER THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of, or enforceable, by any creditors of the Company or any other third parties.

     14.9 SECTION, OTHER REFERENCES. Except to the extent provided, references to the terms "Section," "Schedule," "Exhibit," or "Appendix" means to the corresponding Sections, Schedules, Exhibits, or Appendices attached to or referred in this Agreement.

     14.10 AUTHORITY TO ADOPT AGREEMENT. By execution hereof, each Member represents and covenants as follows:

          (a) The Member has full legal right, power, and authority to deliver this Agreement and to perform the Member's obligations hereunder;

          (b) This Agreement constitutes the legal, valid, and binding obligation of the Member enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity;

          (c) This Agreement does not violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under any other agreement of which the Member is a party; and

          (d) The Member's investment in Units in the Company is made for the Member's own account for investment purposes only and not with a view to the resale or distribution of such Units.

     14.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

     By execution below, each of the undersigned agrees to the terms and provisions of this Operating Agreement for Scottsdale Thompson Peak, LLC.

                                      Stratford American Corporation, an
                                      Arizona Corporation, as Manager and Member


                                      By:
                                          --------------------------------------
                                          Mel L. Shultz, President


                                      GOLDEN GATE APARTMENTS, LTD., L.P., a
                                      California Limited Partnership


                                      By:
                                          --------------------------------------
                                          General Partner


                                      AURIGA PROPERTIES, INC., an Arizona
                                      corporation


                                      By:
                                          --------------------------------------
                                          Its
                                              ----------------------------------


                                      ------------------------------------------
                                      DONALD R. DIAMOND, as Family Trustee of
                                      the DRD-97 Trust under Agreement dated
                                      August 8, 1997

                                   APPENDIX A

                      SPECIAL TAX AND ACCOUNTING PROVISIONS

     A.1  ACCOUNTING   DEFINITIONS.   The  following   terms,   which  are  used
predominantly in this Appendix A, shall have the meanings set forth below for all purposes under this Agreement.

          "ADJUSTED CAPITAL ACCOUNT BALANCE" means, with respect to any Member, the balance of such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to this Agreement or as determined pursuant to Regulations Section 1.704-1(b)(2)(ii)(C), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (b)  Debit to such Capital Account the items described in clauses
(4), (5) and (6) of Section 1.704-1(b)(2)(ii)(D) of the Regulations.

The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(D) of the Regulations and shall be interpreted consistently therewith.

          "CAPITAL ACCOUNT" means, with respect to any Member or other owner of Units in the Company, the Capital Account maintained for such Person in accordance with the following provisions:

               (a) To each such Person's Capital Account, there shall be credited the amount of money and the initial Gross Asset Value of such Person's Capital Contributions as determined by the Manager, such Person's distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Sections A.2 and A.3 hereof, and the amount of any Company liabilities assumed by such Person;

               (b) To each such Person's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Person pursuant to any provision of this Agreement as determined by the Manager, such Person's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Sections A.2 and
A.3 hereof, and the amount of any liabilities of such Person assumed by the Company;

               (c) In the event any Units are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units;

               (d) Section 752(c) of the Code shall be applied in determining the amount of any liabilities taken into account for purposes of this definition of "Capital Account"; and

               (e)  The foregoing  provisions  and the other  provisions of this
Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. The Manager may modify the manner of computing the Capital Accounts or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any Member) in order to comply with such Regulations, provided that any such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 12.3 upon the dissolution of the Company. Without limiting the generality of the preceding sentence, the Manager shall make any adjustments that are necessary or appropriate to maintain equality between the aggregate sum of the Capital Accounts and the amount of capital reflected on the balance sheet of the Company, as determined for book purposes in accordance with Section 1.704-1(b)(2)(iv)(G) of the Regulations. The Manager shall also make any appropriate modifications if unanticipated events (for example, the availability of investment tax credits) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

          "COMPANY MINIMUM GAIN" has the same meaning as the term "partnership minimum gain" under Regulations Section 1.704-2(d) of the Regulations.

          "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if such depreciation, amortization or other cost recovery deductions with respect to any such asset for federal income tax purposes is zero for any Fiscal Year, Depreciation shall be determined with reference to the asset's Gross Asset Value at the beginning of such year using any reasonable method selected by the Manager.

          "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value for any asset (other than money) contributed by a Member to the Company shall be as determined by the Manager and the contributing Member;

               (b) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager as of the following times: (i) the acquisition of additional Units in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of cash or property as consideration for Units in the Company, if (in any such event) such adjustment is necessary or appropriate, in the reasonable judgment of the Manager, to reflect the relative economic interests of the Members in the Company; or (iii) the liquidation of the Company for federal income tax purposes pursuant to Regulations Section 1.704-1(b)(2)(ii)(G);

               (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal its gross fair market value on the date of distribution;

               (d) The Gross Asset Value of the Company's assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(M) and Section A.2(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

               (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account from time to time with respect to such asset for purposes of computing Profits and Losses.

          "MEMBER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" under Section 1.704-2(b)(4) of the Regulations.

          "MEMBER NONRECOURSE DEBT MINIMUM GAIN" has the same meaning as the term "partner nonrecourse debt minimum gain" under Section 1.704-2(i)(2) of the Regulations and shall be determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "MEMBER NONRECOURSE DEDUCTIONS" has the same meaning as the term "partner nonrecourse deductions" under Regulations Section 1.704-2(i)(1). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for each Fiscal Year of the Company equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Year over the aggregate amount of any distributions during such Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent that such distributions are from the proceeds of such Member Nonrecourse Debt which are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(2) of the Regulations.

          "NONRECOURSE DEBT" or "NONRECOURSE LIABILITY" has the same meaning as the term "nonrecourse liability" under Section 1.704-2(b)(3) of the Regulations.

          "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for a Company Fiscal Year equals the excess (if any) of the net increase (if any) in the amount of Company Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Debt that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations.

          "PROFITS" or "LOSSES" means, for each Fiscal Year or other period, the taxable income or taxable loss of the Company as determined under Code Section 703(a) (including in such taxable income or taxable loss all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:

               (a) All items of gain or loss resulting from any Capital Transaction shall be determined upon the basis of the Gross Asset Value of such property rather than the adjusted tax basis thereof;

               (b) Any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

               (c)  Any  expenditures  of the Company that are described in Code
Section 705(a)(2)(B), or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(I), and that are not otherwise taken into account in the computation of taxable income or loss of the Company, shall be deducted in the determination of Profits or Losses;

               (d) If the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of "Gross Asset Value" set forth in this Appendix A, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses unless such gain or loss is specially allocated pursuant to Section A.2 hereof;

               (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in determining such taxable income or loss, there shall be deducted Depreciation, computed in accordance with the definition of such term in this Appendix A; and

               (f) Notwithstanding any of the foregoing provisions, any items that are specially allocated pursuant to Section A.2 or A.3 hereof shall not be taken into account in computing Profits or Losses.

     A.2 SPECIAL ALLOCATIONS. The allocation of Profits and Losses for each Fiscal Year shall be subject to the following special allocations in the order set forth below:

               (a) COMPANY MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain for any Fiscal Year, each Member shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain during such year, determined in accordance with
Regulations Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made among the Members in proportion to the respective amounts required to be allocated to each of them pursuant to such Regulation. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). Any special allocation of items of Company income and gain pursuant to this Section A.2(a) shall be made before any other allocation of items under this Appendix A. This Section A.2(a) is intended to comply with the "minimum gain chargeback" requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (b) MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. If there is a net decrease during a Fiscal Year in the Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt, then each Member with a share of the Member Nonrecourse Debt Minimum Gain attributable to such debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) an amount equal to such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the preceding sentence shall be made among the Members in proportion to the respective amounts to be allocated to each of them pursuant to such Regulation. Any special allocation of items of income and gain pursuant to this Section A.2(b) for a Fiscal Year shall be made before any other allocation of Company items under this Appendix A, except only for special allocations required under Section A.2(a) hereof. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section A.2(b) is intended to comply with the provisions of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (c) QUALIFIED INCOME OFFSET. If any Member receives any adjustments, allocations, or distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(D), items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate as quickly as possible, to the extent required by such Regulation, any deficit in such Member's Adjusted Capital Account Balance, such balance to be determined after all other allocations provided for under this Appendix A have been tentatively made as if this Section A.2(c) were not in this Agreement.

               (d)  GROSS  INCOME  ALLOCATION.  In the  event any  Member  has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount (if any) such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section A.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Appendix A have been made as if Section A.2(c) hereof and this Section A.2(d) were not in the Agreement.

               (e)  NONRECOURSE  DEDUCTIONS.   Nonrecourse  Deductions  for  any
Fiscal Year or other period shall be specially allocated to the Members in accordance with their Percentage Interests.

               (f) MEMBER NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated, in accordance with Regulations Section 1.704-2(i)(1), to the Member or Members who bear the economic risk of loss for the Member Nonrecourse Debt to which such deductions are attributable.

               (g) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(M), the amount of such adjustment to the

Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

               (h) SYNDICATION EXPENSES. Any syndication expenses which must be deducted from each Member's Capital Account in accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(i)(2) in the year paid shall be allocated pro rata to the Members based on their Percentage Interest. If Members are admitted to the Company on different dates, all syndication expenses shall be divided among the Members from time to time so that, to the extent possible, the cumulative syndication expenses allocated pursuant to this Section A.3(h) with respect to each Unit is the same amount. In the event the Manager shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the Manager may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Members, notwithstanding any other provision of this Agreement.

     A.3 CURATIVE ALLOCATIONS. The allocations set forth in subsections (a) through (h) of Section A.2 hereof ("Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Appendix A (other than the Regulatory Allocations and the next two (2) following sentences), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the preceding sentence, Regulatory Allocations of Nonrecourse Deductions and Member Nonrecourse Deductions shall be offset by subsequent allocations of items of income and gain pursuant to this Section A.3 only if (and to the extent) that: (a) the Manager reasonably determines that such Regulatory Allocations are not likely to be offset by subsequent allocations under Section A.2(a) or Section A.2(b) hereof, and (b) there has been a net decrease in Company Minimum Gain (in the case of allocations to offset prior Nonrecourse Deductions) or a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt (in the case of allocations to offset prior Member Nonrecourse Deductions). The Manager shall apply the provisions of this Section A.3, and shall divide the allocations hereunder among the Members, in such manner as will minimize the economic distortions upon the distributions to the Members that might otherwise result from the Regulatory Allocations.

     A.4  GENERAL ALLOCATION RULES.

               (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any method permissible under Code Section 706 and the Regulations thereunder.

               (b) For purposes of determining the Members' proportionate shares of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), their respective interests in Member profits shall be in the same proportions as their Percentage Interests.

     A.5 RECHARACTERIZATION OF FEES OR DISTRIBUTIONS. In the event that a guaranteed payment to a Member is ultimately recharacterized (as the result of an audit of the Company's return or otherwise) as a distribution for federal income tax purposes, and if such recharacterization has the effect of disallowing a deduction or reducing the adjusted basis of any asset of the Company, then an amount of Company gross income equal to such disallowance or reduction shall be allocated to the recipient of such payment. In the event that a distribution to a Member is ultimately recharacterized (as the result of an audit of the Company's return or otherwise) as a guaranteed payment for federal income tax purposes, and if any such recharacterization gives rise to a deduction, such deduction shall be allocated to the recipient of the distribution.

     A.6 RECAPTURE OF DEDUCTIONS AND CREDITS. If any "recapture" of deductions or credits previously claimed by the Company is required under the Code upon the sale or other taxable disposition of any Company Property, those recaptured deductions or credits shall, to the extent possible, be allocated to Members, pro rata in the same manner that the deductions and credits giving rise to the recapture items were allocated using the "first-in, first-out" method of accounting; provided, however, that this Section A.6 shall only affect the characterization of income allocated among the Members for tax purposes.

                                    EXHIBIT A


                                LEGAL DESCRIPTION
                                       OF
                                COMPANY PROPERTY

                                    EXHIBIT B


                  SCHEDULE OF MEMBERS AND CAPITAL CONTRIBUTIONS


                                 INITIAL MEMBERS

                                                                                        NET VALUE OF
                                                                                          PROPERTY
      MEMBER NAME & ADDRESS               PROPERTY CONTRIBUTED            CONTRIBUTED      UNITS
      ---------------------               --------------------            -----------      -----
Stratford American Corporation      80% undivided tenancy in common       $750,000.00       8,000
2400 E. Arizona Biltmore Circle     interest in the Company Property,
Building 2, Suite 1270              having a gross value of $20,000,000
Phoenix, AZ 85016

Golden Gate Apartments, Ltd, LP     13% undivided tenancy in common       $121,875.00       1,300
2200 E. River Road, #115            interest in the Company Property,
Tucson, AZ 85718                    having a gross value of $3,250,000

Auriga Properties, Inc.             3% undivided tenancy in common        $ 28,125.00         300
2200 E. River Road, #115            interest in the Company Property,
Tucson, AZ 85718                    having a gross value of $750,000

Donald R. Diamond, as Family        4% undivided tenancy in common        $ 37,500.00         400
Trustee of The DRD-97 Trust under   interest in the Company Property,
Agreement dated August 8, 1997      having a gross value of $1,000,000
2200 E. River Road, #115
Tucson, AZ 85718